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                                                                   EXHIBIT 10.23

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


This Assignment and Assumption Agreement ("Agreement") is made as of the 30th day of September, 1998 by Berg & Berg Industrial Developers, a California general partnership ("Assignor") and Mission West Properties, a California corporation ("Assignee").

RECITALS:
Assignor is the owner of that certain Wells Fargo bank account known as account #4478-032006 (the "Bank Account").

The Bank Account is a zero balance account in which the daily activity on such account is posted to Assignor's line of credit with Wells Fargo Bank that is known as Loan #04020J (the "Line of Credit"). The Line of Credit is a revolving credit facility secured by certain real property and a portion is personally guaranteed by members of the Berg family.

Mission West Properties has purchased the general partnership interest in the properties secured by the Line of Credit.

Assignor desires to assign the Bank Account and the Line of Credit to Assignee and Assignee desires to assume and accept the Bank Account and Line of Credit.

NOW THEREFORE, IT IS AGREED:

ASSIGNMENT AND ASSUMPTION. For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor does hereby assign all of Assignor's right, title, and interest in and to the Bank Account and the Line of Credit to Assignee. Assignee does hereby accept the assignment and agrees to assume all of Assignor's rights and obligations under the Bank Account and Line of Credit.

Notwithstanding the assignment and assumption, the Berg family members shall continue to guarantee a portion of the Line of Credit, subject to the Berg family members obligation being subordinate to Assignee's obligation under the Line of Credit, requiring Assignee to use all its assets prior to any guarantee obligation being incurred by any member of the Berg family.

IN WITNESS WHEREOF, this Agreement has been effected and executed that day and year first written above.

Assignor:
Berg & Berg Industrial Developers, a California general partnership



By:
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       Carl E. Berg

Its: General Partner
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Assignee:
Mission West Properties



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By: Michael J. Anderson, Chief Operating Officer